UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 16, 2016
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 16, 2016, our board of directors increased the size of the board from six to seven directors, and appointed Michael J. Fox (age 38) as a director to fill the vacancy created upon the expansion in the size of the board.
Mr. Fox is the Founder and Chief Executive Officer of Park City Capital, LLC, a value-oriented investment management firm he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan Securities, where he served as a Senior Analyst and Vice President and head of the Equity Research Group that covered the business services industry. Mr. Fox also serves on the board of directors of AdCare Health Systems, Inc. He received his Bachelor of Business Administration degree from Texas Christian University.
In accordance with our non-employee director compensation policy, for Mr. Fox’s service on the board, he will be entitled to receive the following compensation:

•	Annual Retainer – an annual retainer of $50,000 in cash, payable quarterly;

•
Initial Equity Award – 24,000 restricted stock units, which award will vest as to one-half of the shares on each of the first and second anniversaries of the commencement of his service as a non-employee director, subject to continued service as a director through the applicable vesting date; and

•
Annual Equity Award – on the date of each annual meeting of our stockholders, Mr. Fox will be granted restricted stock units with a grant date fair value equal to $50,000, which award will vest as to one-half of the shares on each of the first annual meeting of stockholders and second annual meeting of stockholders following the grant, subject to continued service as a director through the applicable vesting date.

Mr. Fox has agreed to postpone his receipt of the Initial Equity Award until there are sufficient shares available for award under our equity incentive plan.
Prior to his appointment as a member of our board of directors, Mr. Fox did not have any material relationship with us and no such relationship is currently proposed, except that Mr. Fox serves as Chief Executive Officer of Park City Capital, LLC, which beneficially owns approximately 9.6% of our outstanding common stock. Mr. Fox does not have any family relationships with any of our other directors or executive officers. There are no understandings or arrangements between Mr. Fox and any other person pursuant to which Mr. Fox was selected as a director.
A press release announcing Mr. Fox’s appointment to the board was issued by us on February 18, 2016, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 18, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 18, 2016    Resonant Inc.
By:    /s/ John Philpott
        John Philpott
        Chief Financial Officer

EXHIBIT INDEX
Exhibit
    Number    Description
99.1    Press release dated February 18, 2016.

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